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Exhibit 10.7

Form of
FAO, INC.
STOCK OPTION AGREEMENT
(Granted under the 2001 Employee Stock Option Plan)

Option No. ***

        This Stock Option Agreement (this "Agreement") is entered into as of                        , (the "Grant Date"), by and between FAO, Inc., a Delaware corporation (the "Company"), and *** (the "Optionee") pursuant to the Company's 2001 Employee Stock Option Plan (the "Plan"). All initially capitalized terms not expressly defined herein shall have the meanings assigned thereto in the Plan.

        1.    Grant of Option.    The Company hereby grants to the Optionee an option (this "Option") to purchase all or any portion of a total of *** shares (the "Shares") of the common stock of the Company, no par value (the "Stock") at a purchase price of $[      ] per share (the "Exercise Price"), subject to the terms and conditions set forth herein. This Option is [not] intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). [Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Stock with respect to which incentive stock options, including this Option, first become exercisable by Optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, all later granted incentive stock options, including, if applicable, this Option, shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.]

        2.    Vesting of Option.    The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, as follows:

  [DURING THE PERIOD COMMENCING ONE YEAR FROM THE GRANT DATE, THIS OPTION MAY BE EXERCISED FOR 25% OF THE SHARES SUBJECT TO THIS OPTION AND, THEREAFTER, ON EACH SUCCEEDING ANNIVERSARY OF SUCH DATE, THIS OPTION MAY BE EXERCISED FOR AN ADDITIONAL 25% OF THE SHARES SUBJECT TO THIS OPTION SUCH THAT THIS OPTION SHALL BE FULLY EXERCISABLE ON AND AFTER OCTOBER 31, 2005].

No additional shares shall vest after the date of termination of the Optionee's employment relationship with the Company, but this Option shall continue to be exercisable in accordance with Section 3 below with respect to that number of shares that have vested as of the date of termination of such employment relationship.

        3.    Term of Option.    The Optionee's right to exercise this Option shall terminate upon the earliest of:

          (a)  the expiration of ten (10) years from the Grant Date;

          (b)  one (1) day less than three months after the date of the termination of the employment relationship between the Optionee and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Optionee;

Whether authorized leave of absence, absence on military or government service, or any other absence from service shall constitute a termination of the employment relationship between the Optionee and the Company and all Affiliates shall be determined by the committee appointed by the Board of

Directors of the Company, or, to the extent it chooses to operate as the committee, the Board of Directors of the Company (the "Committee") at the time thereof;

          (c)  in the event of the severance of the employment relationship between the Optionee and the Company and all Affiliates due to death, one hundred eighty (180) days after the Holder's death;

          (d)  in the event of the severance of the employment relationship between the Optionee and the Company and all Affiliates due to Disability, one hundred eighty (180) days after such termination. Disability means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Optionee from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months and which: (a) was not contracted, suffered or incurred while the Optionee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Optionee receives a military pension; and (d) did not result from an intentionally self-inflicted injury;

          (e)  in the event of the severance of the employment relationship between the Optionee and the Company and all Affiliates due to Retirement, one (1) day less than three (3) months after the date of such termination. Retirement means the termination of Optionee's employment relationship with the Company and all Affiliates after attaining the age of 55;

        A transfer by the Optionee, without an intervening period, between the Company and a subsidiary or parent of the Company, or between subsidiaries and/or parents, shall not be considered a termination the employment relationship between the Company and Optionee. Notwithstanding anything contained in the Plan to the contrary, in the event of severance of the employment relationship between the Optionee and the Company and all Affiliates as described in Section 3(c) or (d), this Option shall become immediately and fully exercisable.

        4.    Exercise of Option.    Subject to Section 3, the portion of this Option that has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5) by delivery of the following to the Company at its principal executive offices:

          (a)  written notice to the Committee setting forth the number of shares of Stock with respect to which this Option is to be exercised and specifying the address to which the certificates for the shares are to be mailed;

          (b)  (i) cash, certified check, bank draft or postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option;

            (ii)  Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the Option; provided that the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company and provided further that the Optionee must deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee free of all liens, claims and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange) and the Optionee must provide the Company with the information the Company reasonably requests pertaining to exercise, sale or other disposition;

            (iii)  an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company); or

            (iv)  except as specified in the Plan, any other form of payment which is acceptable to the Committee;

          (c)  cash or by check within ten days after the date of exercise of this Option in an amount sufficient to pay any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of this Option (unless and to the extent the Company or an Affiliate have arranged with the Optionee to deduct such amounts from other compensation payable to the Optionee or the Committee and the Optionee have agreed to have the Company reduce the number of shares of Stock issued to the Optionee upon exercise of this Option to satisfy the tax withholding obligations of the Company or an Affiliate).

        The Committee may permit the Optionee to elect to pay the exercise price upon exercise of this Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of this Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.

        This Option may not be exercised for a fraction of a share of Stock.

        5.    Non-Transferability; Death of Optionee.    This Option is not transferable by the Optionee other than by will or under the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by him or her. In the discretion of the Committee, any attempt to transfer this Option other than under the terms of the Plan and this Agreement may terminate this Option. After the death of the Optionee, the Optionee's executors, administrators or any person or persons to whom this Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of this Option to exercise this Option, in respect to the number of shares that the Optionee would have been entitled to exercise if the Optionee exercised this Option prior to the Optionee's death.

        6.    Representations, Warranties and Acknowledgments of Optionee.

          (a)  The Optionee represents and warrants that this Option is being acquired by the Optionee for his or her personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b)  The Optionee acknowledges that no Options or Shares are required to be granted or issued under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Optionee acknowledges that the Committee may require, as a condition of any payment or share issuance pursuant to the Plan, that such agreements, undertakings, representations, certificates, and/or information as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The Optionee acknowledges that certificates for Shares delivered upon exercise of this Option may be subject to such stock transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange or any interdealer quotation system upon which the Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein for, (i) the granting of any Option or the making of any determination, (ii) the issuance or other distribution of Stock, or (iii) the payment of amounts to or through the Optionee with respect to this Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Affiliate or the Optionee (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection therewith, the Optionee acknowledges that the granting of such Option, the making of such determination, the issuance or distribution of Stock or such payment, as the case may be, shall be deferred until such required action is taken.

        7.    Limitation of Company's Liability for Nonissuance.    The Company shall not be required to sell or issue any Stock under this Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of this Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

        8.    Adjustments Upon Changes in Capital Structure, Merger, Etc.

          (a)  The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b)  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for money, services or property, then the number, class or series and per share price of shares of Stock subject to this Option shall be appropriately adjusted in such a manner as to entitle Optionee to receive upon exercise of this Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares the Optionee would have received had the Optionee exercised this Option in full immediately prior to the event requiring the adjustment.

          (c)  Notwithstanding anything contained in the Plan to the contrary, if this Option remains outstanding and a Change in Control occurs, (i) this Option shall become immediately and fully exercisable and (ii) the Optionee will be permitted to (A) exercise this Option in whole or in part and exchange the Shares received on exercise for the consideration received by holders of the Company's Stock in the Change in Control Transaction or (B) surrender for cancellation within ninety (90) days after such Change in Control, this Option or portion of this Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment per Share subject to this Option or portion thereof surrendered in the amount equal to the excess, if any, of (x) the Fair Market Value, on the date of surrender, of such Share over (y) the aggregate purchase price for such Share.

        "Change in Control" means the occurrence during the term of the Plan of:

              (i)  The acquisition by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the

    Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; or

            (ii)  Individuals who are members of the Board of Directors of the Company as a result of election by, or at the request of, Fred Kayne, Ric Kayne or their Affiliates (the "Selected Board"), cease for any reason to constitute at least three of seven of the Board of Directors of the Company (or one less than a majority if the size of the Board of Directors of the Company is changed); or

            (iii)  a merger, consolidation or reorganization involving the Company (a "Business Combination") that has not been approved by a Selected Board; or

            (iv)  the occurrence of a Corporate Change.

        Notwithstanding the foregoing, if an Optionee's employment is terminated and the Optionee reasonably demonstrates that such termination (x) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (y) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Optionee shall mean the date immediately prior to the date of such termination of employment.

        A Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition. Notwithstanding any other provision hereof, a merger by the Company with and into a wholly-owned subsidiary shall not be deemed a Change in Control.

        9.    No Employment Contract Created.    The granting of this Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, Optionee. The right of the Company or any Affiliate to terminate the employment of Optionee shall not be diminished or affected by reason of the fact that this Option has been granted Optionee.

        10.    Rights as Shareholder.    The Optionee (or a Successor pursuant to Section 5) shall have no rights as a stockholder with respect to Stock covered by this Option until the date a stock certificate is issued for the Stock.

        11.    Interpretation.    This Option is subject to the terms and conditions of the Plan, a copy of which is incorporated herein by reference. In the event of inconsistency or conflict between the Plan and this Agreement, the terms and provisions of the Agreement shall control.

        12.    Notices.    Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail as certified or registered mail, with postage prepaid, or one (1) day after being delivered to a private next day delivery service, with mailing charges paid, and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

        13.    Forfeiture.    Notwithstanding any other provisions of the Plan, if and only if (a) the Optionee is convicted of a felony involving moral turpitude or, (ii) the Optionee is guilty of willful gross neglect or continued willful gross misconduct as determined by a court of competent jurisdiction and resulting, in either case, in material economic harm to the Company, unless such act, or failure to act, was believed by the Optionee, in good faith, to be in the best interests of the Company, then the Optionee shall forfeit this Option, and all exercised options granted under the Plan if the Company has not yet delivered a stock certificate to the Optionee with respect thereto.

        14.    Legend.    All certificates representing any of the shares of Stock subject to the provisions of this Agreement may have endorsed thereon the following legend or such other legends as the Company deems necessary or desirable:

  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        15.    Registration.    The Company agrees that it shall maintain a registration statement permitting the resale of all Shares for which Optionee's exercise rights under this Option have vested unless resale is otherwise permitted pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, or by any successor rule.

        16.    Governing Law.    The validity, construction, interpretation and effect of this Option shall be governed by and determined in accordance with the laws of the State of Pennsylvania.

        17.    Severability.    Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

        18.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

        19.    Entire Agreement.    This Agreement, together with the Plan, constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior written or oral agreements and understandings of the parties, either expressed or implied.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FAO, INC.
By:
Jerry R. Welch Chief Executive Officer

        The Optionee hereby accepts this Option subject to all terms and provisions hereof. The Optionee hereby acknowledges receipt of a copy of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding all questions arising under the Plan. The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her all taxes required to be withheld by federal, state or local law as a result of the exercise of this Option.

OPTIONEE
***

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Form of FAO, INC. STOCK OPTION AGREEMENT (Granted under the 2001 Employee Stock Option Plan)